Exhibit 99.1

New Relic Announces First Quarter Fiscal Year 2021 Results
First quarter revenue increased 15% year-over-year to $163 million
Quarterly GAAP operating loss of $(26.1) million; Non-GAAP operating income of $7.6 million
San Francisco – August 4, 2020 – New Relic, Inc. (NYSE: NEWR), the observability platform company, today announced financial results for the first quarter of fiscal year 2021.

“Last week, we delivered the latest iteration of New Relic One, simplifying our full observability platform into three powerful products that will help our customers increase developer productivity by removing cost as a barrier to observability,” said Lew Cirne, CEO and founder, New Relic. “We believe this announcement truly differentiates our offering in the market, and most importantly demonstrates our commitment to serving the needs of modern software developers.”
First Quarter Fiscal Year 2021 Financial Highlights:

•Revenue of $163 million, compared to $141 million for the first quarter of fiscal 2020.
•GAAP loss from operations was $(26.1) million, compared to $(16.9) million for the first quarter of fiscal 2020.
•Non-GAAP income from operations was $7.6 million, compared to $7.4 million for the first quarter of fiscal 2020.
•GAAP net loss attributable to New Relic per basic share was $(0.50), compared to a loss of $(0.26) per basic share for the first quarter of fiscal 2020.
•Non-GAAP net income attributable to New Relic per diluted share was $0.15, compared to $0.19 per diluted share for the first quarter of fiscal 2020.
•Cash, cash equivalents and short-term investments were $829 million at the end of the first quarter of fiscal 2021, compared with $805 million at the end of the fourth quarter of fiscal 2020.
•Remaining performance obligations were $635 million at the end of the first quarter of fiscal 2021, compared with $493 million at the end of the first quarter of fiscal 2020. This represents the aggregate unrecognized transaction price of remaining performance obligations as of each of June 30, 2020 and June 30, 2019.
Key Operating Metrics:

	Jun-19	Sep-19	Dec-19	Mar-20	Jun-20
	1Q20	2Q20	3Q20	4Q20	1Q21
Annual Recurring Revenue, or ARR (in millions)	$569	$591	$608	$642	$648
Dollar-Based Net Expansion Rate	109%	112%	109%	116%	100%
Percentage of ARR from Paid Business Accounts > $100,000	70%	71%	72%	75%	76%
Paid Business Accounts > $100,000	881	908	927	995	1,025

Recent Business Highlights:

•Delivered Reimagined Observability Platform With Unified User Experience, and Simple, Predictable Pricing to Help Companies Create More Perfect Software. [http://ir.newrelic.com/press-releases/Press-Release-Details/2020/New-Relic-Delivers-Reimagined-Observability-Platform-With-Unified-User-Experience-and-Simple-Predictable-Pricing-to-Help-Companies-Create-More-Perfect-Software/]
•Named a Leader in Gartner’s Magic Quadrant for Application Performance Monitoring for Eight Consecutive Reports. [http://ir.newrelic.com/press-releases/Press-Release-Details/2020/New-Relic-Named-a-Leader-in-Gartners-Magic-Quadrant-for-Application-Performance-Monitoring-for-Eighth-Consecutive-Reports/]
•Introduced New Distributed Tracing Solution. [http://ir.newrelic.com/press-releases/Press-Release-Details/2020/New-Relic-Introduces-New-Distributed-Tracing-Solution-Delivered-as-a-Fully-Managed-Service-to-Eliminate-Toil/]
•Made Industry-Leading Instrumentation Available via Open Source. [http://ir.newrelic.com/press-releases/Press-Release-Details/2020/New-Relic-Makes-Industry-Leading-Instrumentation-Available-via-Open-Source/]
Outlook:
•Second Quarter Fiscal 2021 Outlook:
◦Revenue between $163 million and $164 million, representing year-over-year growth of approximately 12%.
◦Non-GAAP income (loss) from operations of between $(3.0) million and break even.
◦Non-GAAP net income (loss) attributable to New Relic per diluted share between $(0.03) and $0.02.
◦ARR between $648 million and $652 million, representing year-over-year growth of approximately 10%, compared to $591 million as of September 30, 2019.

New Relic has not reconciled its expectations as to non-GAAP income from operations or non-GAAP net income per diluted share to their most directly comparable GAAP measures as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense, lawsuit litigation cost and other expense, employer payroll taxes on equity incentive plans and gain or loss from lease modification. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to New Relic’s results computed in accordance with GAAP.
Conference Call and Investor Letter Details:
•What: New Relic financial results for the first quarter of fiscal year 2021 and outlook for the second quarter of fiscal 2021.
•When: August 4, 2020 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time)
•Dial in: To access the call in the U.S., please dial (866) 652-5200, and for international callers, please dial (412) 317-6060. Callers may provide confirmation number 10147027 to access the call more quickly, and are encouraged to dial into the call at least 15 minutes prior to the start to prevent any delay in joining.
•Webcast: http://ir.newrelic.com (live and replay)
•Investor Letter: Available at http://ir.newrelic.com
•Replay: Following the completion of the call through 11:59 PM Eastern Time on August 11, 2020, a telephone replay will be available by dialing (877) 344-7529 from the United States or (412) 317-0088 internationally with conference ID 10147027.
About New Relic

The world’s best engineering teams rely on New Relic to visualize, analyze and troubleshoot their software. New Relic One is the most powerful cloud-based observability platform built to help companies create more perfect software. Learn why customers trust New Relic for improved uptime and performance, greater scale and efficiency, and accelerated time to market at newrelic.com.

Forward-Looking Statements

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding: New Relic’s future financial performance, including its outlook on financial results for the second quarter of fiscal 2021, such as revenue, non-GAAP income (loss) from operations, non-GAAP net income (loss) attributable to New Relic per diluted share, gross margins and ARR; impacts on ARR due to New Relic’s free tier offering; the increase in sales and marketing productivity as a result of simplification of New Relic’s pricing model; expectations that users of the free tier will become paying customers; anticipated impacts of New Relic’s cloud migration and pricing model change on gross margins; potential cost savings and increased tool consolidation by customers; the value proposition behind the simplification of the New Relic One platform into three core products; the ability for New Relic’s new customer-friendly pricing model to define customer preferences and generate cost savings; the potential competitive advantage gained by the introduction of a free tier offering; the timing and availability of our agents and integrations under open source licenses; potential increase in New Relic’s presence and standing in the observability market and developer community; and any expected increase in customer usage or adoption as a result of these changes; as well as statements regarding New Relic’s 3/3/4/4 plan and its effects on New Relic’s growth rate. These forward-looking statements are based on New Relic’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause New Relic’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, New Relic’s ability to determine optimal prices for its products and the potential challenges presented by New Relic’s evolving pricing models; the effect of the COVID-19 pandemic on New Relic’s business and on global economies and financial markets generally; New Relic’s ability to generate sufficient revenue to achieve and sustain profitability, particularly in light of its significant ongoing expenses; New Relic’s short operating history in an evolving industry; New Relic’s ability to manage its significant recent growth; the dependence of New Relic’s business on its customers remaining on its platform and increasing their spend with New Relic; New Relic’s ability to develop enhancements to its products, increase adoption and usage of its products and introduce new products that achieve market acceptance; the dependence on customers expanding their use of New Relic’s products beyond the current predominant use cases; New Relic’s ability to expand its marketing and sales capabilities and increase sales of its solutions; privacy concerns, including changes in privacy laws and regulations, which could result in additional cost and liability to New Relic or inhibit sales; New Relic’s ability to effectively compete in intensely competitive markets and respond effectively to rapidly changing technology, evolving industry standards and changing customer needs, requirements or preferences; fluctuation of New Relic’s quarterly results; New Relic’s dependence on lead generation strategies to drive sales and revenue; interruptions or performance problems associated with New Relic’s technology and infrastructure; New Relic’s dependence on SaaS technologies and related services from third parties; defects or disruptions in New Relic’s products; the expense and complexity of New Relic’s ongoing and planned investments in data center hosting facilities and expenditures on cloud hosting providers; risks associated with international operations; New Relic’s ability to protect its intellectual property rights; risks related to the acquisition and integration of businesses or technologies; risks related to sales to government entities and highly regulated organizations; certain risks associated with incurring indebtedness, including risks related to servicing New Relic’s convertible senior notes and related capped call transactions; and other “Risk Factors” set forth in New Relic’s most recent filings with the Securities and Exchange Commission (the “SEC”).

Further information on these and other factors that could affect New Relic’s financial results and the forward-looking statements in this press release and in the earnings call referencing this press release is included in the filings New Relic makes with the SEC from time to time, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and subsequent filings. Copies of these documents may be obtained by visiting New Relic’s Investor Relations website at http://ir.newrelic.com or the SEC’s website at www.sec.gov.

All information provided in this press release and in the earnings call is as of the date hereof and New Relic assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Non-GAAP Financial Measures

New Relic discloses the following non-GAAP financial measures in this press release and the earnings call referencing this press release: non-GAAP income from operations, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating margin, non-GAAP net income attributable to New Relic, non-GAAP net income attributable to New Relic per diluted share, non-GAAP net income attributable to New Relic per basic share and free cash flow. New Relic uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate New Relic’s financial performance. In addition, New Relic’s bonus plan for eligible employees and executives is based in part on non-GAAP income from operations. New Relic believes these non-GAAP financial measures are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. New Relic’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on New Relic’s reported financial results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
New Relic defines non-GAAP income from operations, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating margin, non-GAAP net income attributable to New Relic, non-GAAP net income attributable to New Relic per diluted share and non-GAAP net income attributable to New Relic per basic share as the respective GAAP balances, adjusted for, as applicable: (1) stock-based compensation expense, (2) amortization of stock-based compensation capitalized in software development costs, (3) the amortization of purchased intangibles, (4) employer payroll tax expense on equity incentive plans, (5) amortization of debt discount and issuance costs, and in certain periods (6) the transaction costs related to acquisitions, (7) lawsuit litigation cost and other expense and (8) gain or loss from lease modification. Non-GAAP net income per basic and diluted share is calculated as non-GAAP net income attributable to New Relic divided by weighted-average shares used to compute net income attributable to New Relic per share, basic and diluted, with the number of weighted-average shares decreased to reflect the anti-dilutive impact of the capped call transactions entered into in connection with the 0.50% Convertible Senior Notes due 2023 issued in May 2018. New Relic defines free cash flow as GAAP cash from operations, minus capital expenditures and minus capitalized software. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing New Relic’s operating performance due to the following factors:
Stock-based compensation expense and amortization of stock-based compensation capitalized in software development costs. New Relic utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of purchased intangibles and transaction costs related to acquisitions. New Relic views amortization of purchased intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period. Similarly, New Relic views acquisition-related expenses as events that are not necessarily reflective of operational performance during a period.
Lawsuit litigation cost and other expense. New Relic may from time to time incur charges or benefits related to litigation that are outside of the ordinary course of New Relic’s business. New Relic believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of New Relic’s business and because of the singular nature of the claims underlying the matter.
Employer payroll tax expense on equity incentive plans. New Relic excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of New Relic’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of New Relic’s business.
Amortization of debt discount and issuance costs. In May 2018, New Relic issued $500.25 million of convertible senior notes due in 2023, which bear interest at an annual fixed rate of 0.50%. The effective interest rate of the convertible senior notes was approximately 5.74%. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity, and debt issuance costs, which reduce the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt. The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.
Gain or loss from lease modification. New Relic may incur a gain or loss from modification related to lease agreements. New Relic believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of New Relic’s business and because of the singular nature of benefit or charge from such events.
Anti-dilutive impact of capped call transactions. In connection with the issuance of its convertible senior notes due in 2023, New Relic entered into capped call transactions to offset potential dilution from the embedded conversion feature in the notes. Although New Relic cannot reflect the anti-dilutive impact of the capped call transactions under GAAP, New Relic does reflect the anti-dilutive impact of the capped call transactions in non-GAAP net income attributable to New Relic per share, basic and diluted, to provide investors with useful information in evaluating the financial performance of the company on a per share basis.
Additionally, New Relic’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures and the capitalization of software development costs due to the fact that these expenditures are considered to be a necessary component of ongoing operations.
Operating Metrics

New Relic defines the number of paid business accounts at the end of any particular period as the number of accounts at the end of the period as identified by a unique account identifier for which New Relic has recognized revenue on the last day of the period indicated. A single organization or customer may have multiple paid business accounts for separate divisions, segments, or subsidiaries.

New Relic’s monthly recurring revenue represents the revenue that New Relic would contractually expect to receive from those customers over the following month, including partner revenue or revenue from support subscriptions, without any increase or reduction in any of their subscriptions. Similarly, annual recurring revenue (“ARR”) represents the revenue New Relic would contractually expect to receive from those customers over the following 12-month period, including partner revenue or revenue from support subscriptions, without any increase or reduction in any of their contractual commitments. The net change New Relic reports in ARR reflects any increase in ARR from existing customers and new customers, which is referred to as “new ARR,” as well as any reduction in ARR from customers who reduced their spend or terminated their relationship with New Relic, which is referred to as “lost ARR.”
New Relic’s dollar-based net expansion rate compares its recurring subscription revenue from customers from one period to the next. It is increased when customers increase their use of New Relic’s products or use additional products. New Relic’s dollar-based net expansion rate is reduced when customers decrease their use of New Relic’s products or use fewer products.
In addition, at times, New Relic has offered incremental metrics, which it does not believe are key operating metrics for the business, in order to provide greater insight into the company’s business or results. This additional detail has been, and will continue to be, one-time in nature, and the company may, or may not, provide an update on these metrics. However, given the company’s change to how it defines ARR, New Relic is providing the updates to the following incremental metric, which have been revised for historical periods in accordance with the changes to the definition for ARR reflected above.

	Jun-19	Sep-19	Dec-19	Mar-20	Jun-20
	1Q20	2Q20	3Q20	4Q20	1Q21
Average ARR from Paid Business Accounts > $100,000 (in thousands)	$454	$464	$475	$483	$482

New Relic is a registered trademark of New Relic, Inc.
All product and company names herein may be trademarks of their registered owners.

Investor Contact
Peter Goldmacher
New Relic, Inc.
503-336-9280
IR@newrelic.com
Media Contact
Andrew Schmitt
New Relic, Inc.
415-869-7109
PR@newrelic.com

Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended June 30,
	2020	2019
Revenue	$162,585	$141,010
Cost of revenue	33,273	23,613
Gross profit	129,312	117,397
Operating expenses:
Research and development	40,844	34,339
Sales and marketing	85,136	76,850
General and administrative	29,434	23,100
Total operating expenses	155,414	134,289
Loss from operations	(26,102)	(16,892)
Other income (expense):
Interest income	2,781	4,140
Interest expense	(6,104)	(5,819)
Other income (expense), net	(395)	2,978
Loss before income taxes	(29,820)	(15,593)
Income tax provision (benefit)	332	(36)
Net loss	$(30,152)	$(15,557)
Net loss attributable to redeemable non-controlling interest	396	388
Net loss attributable to New Relic	$(29,756)	$(15,169)
Net loss attributable to New Relic per share, basic and diluted	$(0.50)	$(0.26)
Weighted-average shares used to compute net loss per share, basic and diluted	59,927	57,944

Condensed Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	June 30, 2020	March 31, 2020
Assets
Current assets:
Cash and cash equivalents	$256,879	$292,523
Short-term investments	572,011	512,574
Accounts receivable, net of allowances of $3,135 and $3,636, respectively	111,296	147,361
Prepaid expenses and other current assets	19,853	15,979
Deferred contract acquisition costs	32,612	32,016
Total current assets	992,651	1,000,453
Property and equipment, net	100,651	100,294
Restricted cash	5,642	5,641
Goodwill	45,112	45,112
Intangible assets, net	12,415	13,691
Deferred contract acquisition costs, non-current	27,894	28,141
Lease right-of-use assets	59,985	57,777
Other assets, non-current	7,750	7,325
Total assets	$1,252,100	$1,258,434
Liabilities, redeemable non-controlling interest and stockholders’ equity
Current liabilities:
Accounts payable	$7,925	$12,565
Accrued compensation and benefits	31,105	29,054
Other current liabilities	11,885	13,120
Deferred revenue	297,290	313,161
Lease liabilities	4,693	8,682
Total current liabilities	352,898	376,582
Convertible senior notes, net	432,510	427,044
Lease liabilities, non-current	62,730	57,394
Deferred revenue, non-current	2,564	3,166
Other liabilities, non-current	7,268	1,940
Total liabilities	857,970	866,126
Redeemable non-controlling interest	1,273	1,669
Stockholders’ equity:
Common stock, $0.001 par value	60	60
Treasury stock - at cost (260 shares)	(263)	(263)
Additional paid-in capital	813,212	780,479
Accumulated other comprehensive income	4,110	4,869
Accumulated deficit	(424,262)	(394,506)
Total stockholders’ equity	392,857	390,639
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$1,252,100	$1,258,434

Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Three Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net loss attributable to New Relic	$(29,756)	$(15,169)
Net loss attributable to redeemable non-controlling interest	$(396)	$(388)
Net loss:	$(30,152)	$(15,557)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	21,051	16,170
Stock-based compensation expense	31,208	21,188
Amortization of debt discount and issuance costs	5,466	5,165
Gain on lease modification	—	(3,006)
Other	(222)	(2,477)
Changes in operating assets and liabilities:
Accounts receivable, net	36,065	36,432
Prepaid expenses and other assets	(3,155)	459
Deferred contract acquisition costs	(9,388)	(9,819)
Lease right-of-use assets	(2,249)	14,923
Accounts payable	(3,923)	2,532
Accrued compensation and benefits and other liabilities	5,573	523
Lease liabilities	1,347	(13,806)
Deferred revenue	(16,473)	(16,211)
Net cash provided by operating activities	35,148	36,516
Cash flows from investing activities:
Purchases of property and equipment	(8,225)	(16,234)
Purchases of short-term investments	(73,422)	(149,102)
Proceeds from sale and maturity of short-term investments	13,100	121,330
Capitalized software development costs	(3,668)	(1,383)
Net cash used in investing activities	(72,215)	(45,389)
Cash flows from financing activities:
Proceeds from exercise of employee stock options	1,424	2,271
Net cash provided by financing activities	1,424	2,271
Net decrease in cash, cash equivalents and restricted cash	(35,643)	(6,602)
Cash, cash equivalents and restricted cash at beginning of period	298,164	243,161
Cash, cash equivalents and restricted cash at end of period	$262,521	$236,559

Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended June 30,
	2020	2019
Reconciliation of gross profit and gross margin:
GAAP gross profit	$129,312	$117,397
Plus: Stock-based compensation expense	1,502	1,222
Plus: Amortization of purchased intangibles	1,276	440
Plus: Amortization of stock-based compensation capitalized in software development costs	239	207
Plus: Employer payroll tax on employee equity incentive plans	91	104
Non-GAAP gross profit	$132,420	$119,370
GAAP gross margin	80%	83%
Non-GAAP adjustments	1%	2%
Non-GAAP gross margin	81%	85%
Reconciliation of operating expenses:
GAAP research and development	$40,844	$34,339
Less: Stock-based compensation expense	(8,804)	(7,028)
Less: Employer payroll tax on employee equity incentive plans	(349)	(368)
Non-GAAP research and development	$31,691	$26,943
GAAP sales and marketing	$85,136	$76,850
Less: Stock-based compensation expense	(13,308)	(9,059)
Less: Employer payroll tax on employee equity incentive plans	(359)	(315)
Non-GAAP sales and marketing	$71,469	$67,476
GAAP general and administrative	$29,434	$23,100
Less: Stock-based compensation expense	(7,594)	(3,879)
Less: Lawsuit litigation cost and other expense	—	(1,521)
Less: Employer payroll tax on employee equity incentive plans	(149)	(131)
Non-GAAP general and administrative	$21,691	$17,569
Reconciliation of income (loss) from operations and operating margin:
GAAP loss from operations	$(26,102)	$(16,892)
Plus: Stock-based compensation expense	31,208	21,188
Plus: Amortization of purchased intangibles	1,276	440
Plus: Amortization of stock-based compensation capitalized in software development costs	239	207
Plus: Lawsuit litigation cost and other expense	—	1,521
Plus: Employer payroll tax on employee equity incentive plans	948	918
Non-GAAP income from operations	$7,569	$7,382
GAAP operating margin	(16)%	(12)%
Non-GAAP adjustments	21%	17%
Non-GAAP operating margin	5%	5%
Reconciliation of net income (loss):
GAAP net loss attributable to New Relic	$(29,756)	$(15,169)
Plus: Stock-based compensation expense	31,208	21,188
Plus: Amortization of purchased intangibles	1,276	440
Plus: Amortization of stock-based compensation capitalized in software development costs	239	207
Plus: Lawsuit litigation cost and other expense	—	1,521
Plus: Employer payroll tax on employee equity incentive plans	948	918
Plus: Amortization of debt discount and issuance costs	5,466	5,165
Less: Gain on lease modification	—	(3,006)
Non-GAAP net income attributable to New Relic	$9,381	$11,264
Non-GAAP net income attributable to New Relic per share:
Basic	$0.16	$0.19
Diluted	$0.15	$0.19
Shares used in non-GAAP per share calculations:
Basic	59,927	57,944
Diluted	61,285	60,294

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flows
(In thousands; unaudited)

	Three Months Ended June 30,
	2020	2019
Net cash provided by operating activities	$35,148	$36,516
Capital expenditures	(8,225)	(16,234)
Capitalized software development costs	(3,668)	(1,383)
Free cash flows (Non-GAAP)	$23,255	$18,899
Net cash used in investing activities	$(72,215)	$(45,389)
Net cash provided by financing activities	$1,424	$2,271